EXHIBIT 99.1

For Immediate Release

Contact:
(Company)                               (Corporate Communications)
Barbara Duncan                                Kathleen Eppolito
Chief Financial Officer                       Scientia Communications, Inc.
DOV Pharmaceutical, Inc.                      (718) 281-1809
(201) 968-0980

       DOV Pharmaceutical Raises $10 million in Private Equity Transaction

Hackensack, NJ, March 29, 2004. DOV Pharmaceutical, Inc. (Nasdaq: DOVP) announced that it has entered into a definitive agreement with an unaffiliated institutional investor for a private placement of $10 million in proceeds through the issuance of common stock. The offering is expected to close within two business days.

DOV will sell 666,667 shares in the transaction at $15.00 per share and has agreed to register the shares under the Securities Act of 1933.

Dr. Arnold Lippa, CEO of DOV commented, "This financing provides an excellent opportunity for DOV to secure additional funds to support our planned operations. These additional funds, together with our cash on-hand, will support our operations well into 2005."

DOV is a biopharmaceutical company focused on the discovery, in-licensing, development and commercialization of novel drug candidates for central nervous system and other disorders, including cardiovascular, that involve alterations in neuronal processing. The company has six product candidates in clinical trials addressing therapeutic indications with significant unmet needs.

Cautionary Note:

Statements in this press release that are not historical facts constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, each as amended, including statements regarding our expectations with respect to the progress of and level of expenses for our clinical trial programs. You can also identify forward-looking statements by the following words: may, will, should, expect, intend, plan, anticipate, believe, estimate, predict, potential, continue or the negative of these terms or other comparable terminology. We caution you that forward-looking statements are inherently uncertain and are simply point-in-time estimates based on a combination of facts and factors currently known by us about which we cannot be certain. Actual results or events will surely differ and may differ materially from our forward-looking statements as a result of many factors, some of which we may not be able to predict or may not be within our control. Such factors may also materially adversely affect our ability to achieve our objectives and to successfully develop and commercialize our product candidates, including our ability to:

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o     demonstrate the safety and efficacy of product candidates at each stage of development;

o     meet our development schedule for our product candidates;

o meet applicable regulatory standards and receive required regulatory approvals on our anticipated time schedule or at all;

o meet obligations and achieve milestones under our license and other agreements;

o     meet obtain collaborations as required with pharmaceutical partners;

o     obtain substantial additional funds;

o     obtain and maintain all necessary patents or licenses; and

o produce drug candidates in commercial quantities at reasonable costs and compete successfully against other products and companies.

Other factors that may cause our actual results to differ materially from our forward-looking statements include the fact that we or the FDA may suspend one or more of our clinical trials, patient recruitment may be slower than expected or patients may drop out of our clinical trials and our success depends on the performance of our licensees and collaborative partners who among other things may not fulfill their obligations to us. You should also refer to the risks discussed in our other filings with the Securities and Exchange Commission including those contained in our annual report on Form 10-K filed on March 15, 2004. We qualify all our forward-looking statements by these cautionary statements. There may be other factors that may materially affect our forward-looking statements and our future results. Readers should not, therefore, place undue reliance on our forward-looking statements. We do not undertake any obligation and do not intend to update any forward-looking statement.